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                                                                   Exhibit 17(a)
                                                                   -------------

   GREAT PLAINS FUNDS
   5800 CORPORATE DRIVE
   PITTSBURGH, PA 15237-7010

   BY MY SIGNATURE BELOW, I APPOINT JAMES STUART III, ANNE E. HANSEN AND COLLEEN AVERY (OFFICERS OF GREAT PLAINS FUNDS), EACH WITH POWER OF SUBSTITUTION AS MY PROXIES AND ATTORNEYS TO VOTE ALL FUND SHARES OF THE PORTFOLIO(S) IDENTIFIED BELOW THAT I AM ENTITLED TO VOTE AT THE SPECIAL MEETING(S) OF SHAREHOLDERS OF GREAT PLAINS FUNDS (THE "GP FUNDS") TO BE HELD AT THE OFFICES OF NATIONAL BANK OF COMMERCE, 610 NBC CENTER, LINCOLN, NEBRASKA, ON WEDNESDAY, AUGUST 23, 1999
AT 11:00 A.M. (CENTRAL TIME), AND AT ANY ADJOURNMENTS OF THE MEETING. THE PROXIES SHALL HAVE ALL THE POWERS THAT I WOULD POSSESS IF PRESENT. I HEREBY REVOKE ANY PRIOR PROXY, AND RATIFY AND CONFIRM ALL THAT THE PROXIES, OR ANY OF THEM, MAY LAWFULLY DO. I ACKNOWLEDGE RECEIPT OF THE NOTICE OF SPECIAL SHAREHOLDERS MEETING AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED JULY
7, 2000.

   THESE PROXIES SHALL VOTE MY SHARES ACCORDING TO MY INSTRUCTIONS GIVEN BELOW WITH RESPECT TO THE PROPOSALS. IF I DO NOT PROVIDE AN INSTRUCTION BELOW, I UNDERSTAND THAT THE PROXIES WILL VOTE MY SHARES IN FAVOR OF THE PROPOSAL. THE PROXIES WILL VOTE ON ANY OTHER MATTER THAT MAY ARISE IN THE MEETING ACCORDING TO THEIR BEST JUDGMENT.

   THIS PROXY IS SOLICITED BY THE BOARDS OF TRUSTEES OF THE GP FUNDS, WHICH UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE VOTE BY CHECKING THE APPROPRIATE BOX:

    1. To approve an Agreement and Plan of Reorganization for the GP Funds, whereby each GP Fund will transfer all of its assets and liabilities to a corresponding Fund of Wells Fargo Funds Trust.

          [   ]  FOR     [   ]  AGAINST    [  ]  ABSTAIN

    2. To approve an interim investment advisory agreement between First Commerce Investors, Inc. and each GP Fund.

          [   ]  FOR     [   ]  AGAINST    [  ]  ABSTAIN

Date:
      --------------------------------

Name of Fund
             -------------------------     ----------------------------
                                           Signature of Shareholder
No. of Shares
             -------------------------     ----------------------------
                                           Signature of Shareholder


NOTE:       PLEASE MAKE SURE THAT YOU COMPLETE, SIGN AND DATE YOUR PROXY CARD.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON YOUR ACCOUNT. WHEN SIGNING AS A FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH. EACH JOINT OWNER SHOULD SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE.